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                                                                    EXHIBIT 5.1

                 BRIGGS AND MORGAN, PROFESSIONAL ASSOCIATION
                                2400 IDS CENTER
                          MINNEAPOLIS, MINNESOTA  55402
                                 (612) 334-8400

                                July 16, 1997



Jubilee Gaming Enterprises, Inc.
9855 West 78th Street, Suite 220
Minneapolis, Minnesota  55344

        Re:     Registration Statement on Form SB-2

Gentlemen:

        We have acted as counsel to Jubilee Gaming Enterprises, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form SB-2 (the "Registration Statement") relating to the sale by the Company of up to 1,840,000 Units (including 240,000 Units to be subject to the Underwriters' overallotment option) (the "Units"). Each Unit consists of one share of common stock of the Company, no par value (the "Common Stock"), and one redeemable warrant to purchase one share of Common Stock (individually, a "Warrant").

        We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of our opinions set forth below. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates

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Jubilee Gaming Enterprises, Inc.
July 16, 1997
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of officers of the Company and of public officials.  We have also assumed that the Units will be issued and sold as described in the Registration Statement.

        Based on the foregoing, we are of the opinion that the Units, the Warrants and the shares of Common Stock issued upon the exercise of Warrants, have been duly authorized by all requisite corporate action and, upon issuance, delivery and payment therefor as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

        Our opinions expressed above are limited to the laws of the State of Minnesota.

        We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, and to the reference to our firm under the heading "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                                       Very truly yours,

                                                       BRIGGS AND MORGAN,
                                                       Professional Association


                                                       By: /s/ Avron L. Gordon
                                                           ---------------------
                                                           Avron L. Gordon